Exhibit 21
                                                                      ----------

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                           Percentage of Voting
                                        Jurisdiction of     Securities Owned by
Name                                    Incorporation         the Registrant
--------------------------              -------------         --------------
Bonnie International (Hong
 Kong) Ltd.                             Hong Kong                   100%

Bonlyn Taiwan Co., Ltd.                 Taiwan                      100%

JLN, Inc. (1)                           Delaware                    100%

The Bag Factory Inc. (2)                New Jersey                  100%

Investments (JLN) Ltd.                  Delaware                    100%

Max N. Nitzberg, Inc.                   Pennsylvania                100%

Topsville, Inc.                         Florida                     100%(3)

Josell Global Sourcing Ltd.             Hong Kong                   100%(4)

---------------------

(1)  Also does business under the name "Marilyn USA."
(2)  Also does business under the name "Satchels."
(3) Owned 100% by Max N. Nitzberg, Inc. which is a wholly-owned direct subsidiary of the Registrant.
(4) Owned 100% by Topsville, Inc., which is a wholly-owned indirect subsidiary of the Registrant.